SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2007

STATE BANCORP, INC.
(Exact name of registrant as specified in its charter)

    New York                                   0-14874          11-2846511
(State or other jurisdiction of             (Commission    (I.R.S. Employer
incorporation or organization)                 File Number)    Identification No.)

699 Hillside Avenue, New Hyde Park, NY    11040-2512
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number including area code:  (516) 437-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 24, 2007, State Bank of Long Island (the “Bank”) entered into a settlement agreement with HSA Residential Mortgage Services of Texas (“RMST”) in connection with the settlement of the previously reported warehouse lender litigation related to Island Mortgage Network, Inc. (“IMN”). The settlement agreement provides that, among other things, the litigation will be dismissed, the Company will make a settlement payment of $65 million to RMST and the parties will release each other from any claims related to IMN. Neither party made any admission of liability or wrongdoing in connection with the settlement. In addition, in connection with the settlement, RMST will not have the right to file another complaint against the Bank based on the same allegations as contained in its original complaint.

The amount of the settlement payment was less than the Company’s previously reported litigation reserve of $77 million and the recovery is reflected in the financial statements for the year ended December 31, 2006 released by the Company on January 29, 2007, furnished herewith as Exhibit 99.1.

ITEM 2.02 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 29, 2007, the Company issued the press release announcing its earnings for the period ended December 31, 2006, furnished herewith as Exhibit 99.1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Settlement Agreement, dated as of January 24, 2007, by and among, HSA Residential Mortgage Services of Texas and State Bank of Long Island.

99.1 Press release issued by the Company on January 29, 2007 announcing its earnings for the period ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATE BANCORP, INC.

DATE: January 30, 2007

By: /s/ Brian K. Finneran
   Brian K. Finneran, Secretary/Treasurer